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                                                                   Exhibit 23.6

                                     CONSENT

            I, Gordon F. DuGan, hereby consent to serve as a director of Carey Diversified LLC.



                                          /s/ Gordon F. DuGan
                                          --------------------------------------
                                          Gordon F. DuGan